UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 28, 2006
AFC Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia	30342
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 459-4450
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The description of the Indemnification Agreements in Item 5.02 below is incorporated into this Item 1.01 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 28, 2006, the Company announced the appointment of John M. Cranor and Cheryl A. Bachelder to its Board of Directors. Mr. Cranor and Ms. Bachelder will also serve as members of the Board’s Corporate Governance and Nominating Committee and People Services (Compensation) Committee.
     Upon their appointment to the Board, Mr. Cranor and Ms. Bachelder became entitled to a prorated portion of the outside directors’ compensation awarded pursuant to the compensation package for outside directors disclosed in the Company’s Current Report on Form 8-K dated August 10, 2006.
     In connection with their appointment to the Board, Mr. Cranor and Ms. Bachelder entered into the Company’s standard indemnification agreement for directors (the “Indemnification Agreements”). The Indemnification Agreements for Mr. Cranor and Ms. Bachelder are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference.
     A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Indemnification Agreement by and between the Company and John M. Cranor dated November 28, 2006.
10.2	Indemnification Agreement by and between the Company and Cheryl A. Bachelder dated November 28, 2006.
99.1	Press Release dated November 28, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC ENTERPRISES, INC.

Date: November 29, 2006	By:	/s/ Harold M. Cohen

Harold M. Cohen Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Indemnification Agreement by and between the Company and John M. Cranor dated November 28, 2006.
10.2	Indemnification Agreement by and between the Company and Cheryl A. Bachelder dated November 28, 2006.
99.1	Press Release dated November 28, 2006.